UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Soliciting Material Pursuant to sec. 240.14a-12

CORNERSTONE CORE PROPERTIES REIT, INC.

(Name of Registrant as Specified in Its Charter)

_________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Cornerstone Core Properties REIT, Inc.

1920 Main Street, Suite 400

Irvine, CA 92614

Proxy Statement and

Notice of Annual Meeting of Stockholders

To Be Held May 16th, 2013

Dear Stockholder:

We cordially invite you to attend the 2013 Annual Meeting of Stockholders of Cornerstone Core Properties REIT, Inc., to be held on Thursday, May 16, 2013, at 10:00 a.m. local time at our corporate offices located at 1920 Main Street, Suite 400 in Irvine, California 92614. Directions to the annual meeting can be obtained by calling (877) 805-3333 or visiting www.crefunds.com.

We are holding this meeting to:

1.	Elect two directors to hold office for one-year terms expiring in 2014.

The Board of Directors recommends a vote FOR each nominee

2.	Attend to such other business as may properly come before the meeting and any adjournment or postponement thereof.

Your Board of Directors has selected April 1, 2013 as the record date for determining stockholders entitled to vote at the annual meeting.

The Proxy Statement, Proxy Card and our 2012 Annual Report to Stockholders are being mailed to you on or about April 9, 2013.

Whether you plan to attend the meeting and vote in person or not, we urge you to have your vote recorded as early as possible. Stockholders have the following three options for submitting their votes by proxy: (1) via the internet; (2) by telephone; or (3) by mail, using the enclosed proxy card.

Your vote is very important! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2013:

Our Proxy Statement, form of Proxy Card and 2012 Annual Report to Stockholders are also available at
https://www.proxy-direct.com/ccp24519. Thank you for your support of Cornerstone Core Properties REIT, Inc.

Sincerely,

April 9, 2013	Kent Eikanas
Irvine, California	President and Chief Operating Officer

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CORNERSTONE CORE PROPERTIES REIT, INC.

1920 Main Street, Suite 400

Irvine, California 92614

PROXY STATEMENT

2013 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 16, 2013

We are providing these proxy materials in connection with the solicitation by the Board of Directors (the “Board”) of Cornerstone Core Properties REIT, Inc. (“we” or “us” or the “Company”), a Maryland corporation, of proxies for use at the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 16, 2013, at 10:00 a.m. local time at our executive offices, 1920 Main Street, Suite 400, Irvine, California 92614, and at any adjournment or postponement thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders.

This Proxy Statement, form of proxy and voting instructions are first being mailed or given to stockholders on or about April 9, 2013.

Stockholders Entitled to Vote

Holders of our common stock at the close of business on April 1, 2013 (the “Record Date”) are entitled to receive notice of and to vote their shares at the Annual Meeting. As of the Record Date, there were 23,028,285 shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

HOW TO VOTE IF YOU ARE A STOCKHOLDER OF RECORD:

For those stockholders with Internet access, we encourage you to vote via the Internet, since it is quick, convenient and provides a cost savings to us. When you vote via the Internet or by telephone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted. For further instructions on voting, see the enclosed proxy card. Internet voting is permitted by Section 2-507(c)(3) of the Maryland General Corporation Law. Alternatively, you may simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

Voting by proxy will not limit your right to vote at the Annual Meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

All proxies that have been properly authorized and not revoked will be voted at the Annual Meeting. If you submit a proxy but do not indicate any voting instructions, the shares represented by that proxy will be voted FOR the election of each of the two nominees named herein and, if any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted in the discretion of the holders of the proxy.

Your vote is important. You can save the expense of a second mailing by voting promptly.

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Required Vote

The presence, in person or by proxy, of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for quorum purposes and for all other purposes as well. A stockholder may withhold his or her vote in the election of directors or abstain with respect to each other item submitted for stockholder approval. Withheld votes and abstentions will be counted as present and entitled to vote for purposes of determining the existence of a quorum. Withheld votes in the election of directors and abstentions in all other items submitted for stockholder approval will not be counted as votes cast.

Election of Directors. A majority of the votes present in person or by proxy at the meeting is required for the election of the directors. This means that a director nominee needs to receive more votes for his election than against his election in order to be elected to the Board. Because of this majority vote requirement, withheld votes will have the effect of a vote against each nominee for director. As described in more detail below, broker non-votes will also have the effect of a vote against each nominee for director.

Other Matters. Our Board does not presently intend to bring any business before the Annual Meeting other than the proposal identified in the Notice of Annual Meeting of Stockholders and discussed in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. As of the date of this Proxy Statement, we did not know of any other matters to be raised at the Annual Meeting.

Broker Non-Votes

A broker that holds shares in “street name” generally has the authority to exercise its discretion and vote on routine items when it has not received instructions from the beneficial owner.  A broker that holds shares in “street name” does not have the authority to vote on non-routine items when it has not received instructions from the beneficial owner. A vote for the election of directors is considered a non-routine matter; therefore, absent your instructions, a broker that holds your shares in “street name” will not be permitted to vote your shares in the election of any nominee for director.  If the broker returns a properly executed proxy, the shares are counted as present for quorum purposes.  If a broker returns a properly executed proxy, but crosses out non-routine matters for which you have not given instructions (a so-called “broker non-vote”), the proxy will have the same effect as a vote “AGAINST” the election of each of the three nominees named herein.

Revocation of Proxies

You can revoke your proxy at any time before it is voted at the Annual Meeting by:

•	providing written notice of such revocation to our Corporate Secretary;

•	signing and submitting a new proxy card with a later date;

•	authorizing a new proxy by telephone or Internet (only your latest proxy is counted); or

•	voting your shares in person at the Annual Meeting.

Proxy Solicitation

The solicitation of proxies for the Annual Meeting will be made primarily by mail. However, if necessary to ensure satisfactory representation at the Annual Meeting, we may also solicit proxies by telephone or in person. We have engaged Computershare Fund Services to assist with the solicitation of proxies in conjunction with the Annual Meeting. We anticipate that the aggregate fees for these services will be between $30,000 and $35,000. However, the exact cost will depend on the amount and types of services rendered. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock. Our executive officers and regular employees of Cornerstone Realty Advisors, LLC, our advisor (the “Advisor”), or its affiliates may also solicit proxies, but they will not be specifically compensated for these services. The costs of the proxy solicitation will be borne by the Company.

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PROPOSAL 1

ELECTION OF DIRECTORS

The Board currently consists of two members, Paul Danchik and Daniel Johnson, both of whom have been determined by the Board to be “independent” as that term is defined under our charter, the NASDAQ listing standards and the rules of the U.S. Securities and Exchange Commission (the “SEC”). The Board has proposed the following nominees for election as directors, each to serve for a one year term ending at the 2014 Annual Meeting of Stockholders: Paul Danchik and Daniel Johnson. Each nominee currently serves as a director, and, if re-elected, will continue in office until his successor has been elected and qualified, or until his earlier death, resignation or retirement.

We expect each nominee standing for re-election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL NOMINEES TO BE ELECTED AS DIRECTORS

The principal occupation and certain other information about the nominees are set forth below.

Paul Danchik, age 62, retired in 2003 as Senior Vice President for Warner Media Services, a division of Time Warner, Inc. Mr. Danchik was a member of the Executive Management Team of Warner Media Services and was responsible for their Consumer Products Division which also included managing a national sales group. Mr. Danchik began his career with Ivy Hill Packaging in 1973, which was acquired by Time Warner, Inc. in 1989. From 2005-2009, Mr. Danchik served in various development roles for Acres of Love, a non-profit organization licensed in South Africa that operates homes to rescue and care for vulnerable children living with or affected by HIV/AIDS, and Mr. Danchik currently serves on the Acres of Love Board of Directors. Mr. Danchik earned a Bachelor of Science Degree in Business Administration from the University of La Verne and graduated from the Master’s Program, an executive leadership course. Mr. Danchik also holds a current California State Real Estate license. .

The Board concluded that Mr. Danchik should continue to serve as a director of the Company for the following reasons. Mr. Danchik brings to the Board over 30 years of demonstrated management ability, and he is a well-rounded business executive with financial, legal, sales and operations exposure at senior levels. In particular, Mr. Danchik’s in-depth experience in the fields of corporate sales and sales management provides the Board with valuable insight related to the Company’s capital raising efforts. Mr. Danchik also has extensive board service experience. His service on our Board since 2006 provides him with knowledge and perspective regarding our operations and investments. In addition, he has served on the boards of directors for several non-profit organizations and participated in a number of formal seminars designed to promote effective board governance skills. In the course of his career, Mr. Danchik has cultivated strong communication and consensus building skills, which are assets to our Board.

Daniel Johnson, age 57, served until 2008 as the Senior Vice President of Sales for InfoSpan, Inc., a company that he co-founded in 2003 to develop and operate customer interaction centers for U.S.- and Canadian-based corporations. InfoSpan conducts operations in Mexico, Canada and the Indian sub-continent. From 2000 to 2003, Mr. Johnson was the President of Rutilus Software, Inc. a developer of disk-based storage software.  Prior to 2000, Mr. Johnson spent 14 years with Toshiba America where he was Vice President of OEM Sales. In this capacity he was responsible for worldwide sales for products within his Division of Toshiba America.  Mr. Johnson earned a Bachelor of Arts degree from Southern Illinois University.

The Board concluded that Mr. Johnson should continue to serve as a director of the Company for the following reasons. Mr. Johnson’s 25 years of corporate and entrepreneurial experience in sales, customer service and operations in the United States and abroad provide the board with valuable insight in the area of capital raising, which is critical to our Company’s success. Mr. Johnson is also able to apply knowledge and perspective developed through years of experience with developing, evaluating and executing business plans and strategy in a diverse range of business contexts, from startups to large corporations. Furthermore, Mr. Johnson’s management and entrepreneurial experience are valuable strengths.

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Board Leadership Structure

In January and April 2012, respectively, Messrs. Lee Stedman and Jody Fouch resigned from our Board. Mr. Terry Roussel resigned from our executive office positions of President and Chief Executive Officer, as well as from his role as director and Chairman of our Board, on September 18, 2012. Mr. Daniel Johnson succeeded Mr. Roussel as Chairman of the Board. As such, our current Board is currently comprised of two members, Messrs. Johnson and Danchik, each of whom is an independent director.

Our Board composition and the corporate governance provisions set forth in our charter ensure strong oversight by independent directors. Each of our Board’s standing committees is currently chaired by, and comprised of, independent directors. Although the Board has not established a policy, one way or the other, on whether the role of the Chairman and Chief Executive Officer should be separated, the Board has determined it would be preferable, at least for some period of time, that the roles of Chairman and Chief Executive Officer be separated. As Chairman of the Board, Mr. Johnson is responsible for chairing board meetings and meetings of stockholders, setting the agendas for board meetings and providing information to the other directors in advance of meetings and between meetings. We do not currently have a policy requiring the appointment of a lead independent director.

The Role of the Board of Directors in our Risk Oversight Process

Management is responsible for the day-to-day management of risks that the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. The full Board regularly reviews information regarding the Company’s liquidity, credit, operations and regulatory compliance, as well as the risks associated with each. The Audit Committee oversees risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The Independent Directors Committee manages risks associated with the independence of the Board and potential conflicts of interest involving our Advisor and its affiliates. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

As a result of the departures of Messrs. Stedman, Fouch and Roussel from our Board during 2012, Messrs. Danchik and Johnson recognized certain challenges facing the Company and, together with the Advisor, conducted an exhaustive review of the Company’s business and prospects, including the evaluation of strategic alternatives. During this time, the Board determined to explore selling certain underperforming industrial properties, seeking to replace them with healthcare properties. Throughout the past year, Messrs. Danchik and Johnson met twice each week, evaluating alternatives and monitoring the Advisor’s progress with respect to this repositioning strategy. In recognition of these numerous meetings and the direct efforts of Messrs. Danchik and Johnson, the fees paid to them are higher in 2012 than in 2011. Messrs. Danchik and Johnson will continue to spend a significant amount of time in 2013 evaluating the Advisor’s progress and monitoring its effectiveness.

Director Independence

Our charter contains detailed criteria for determining the independence of our directors and requires a majority of the members of our Board to qualify as independent. The Board consults with our legal counsel to ensure that the Board’s independence determinations are consistent with our charter and applicable securities and other laws and regulations. Consistent with these considerations, after reviewing all relevant transactions or relationships between each director, or any of his family members and the Company, our senior management and our independent registered public accounting firm, the Board has determined that each member of our Board has been determined to be independent. Furthermore, although our shares are not listed on a national securities exchange, our Board reasonably believes that each member of the Board and, thus, each member of the Board’s Audit Committee, Independent Directors Committee Compensation Committee and Investment Committee are independent under the NASDAQ listing standards.

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Nomination of Candidates for Director Positions

Nomination Process

We have determined that we are better served by having the full Board review director nominations. Therefore, we have no nominating committee; however, pursuant to our charter, our independent directors are responsible for nominating all replacements for vacancies resulting from the departure of independent directors. The full Board participates in the consideration of all other director nominees. Specifically, the Board identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the Board standing for re-election at an upcoming Annual Meeting of Stockholders does not wish to continue in service, the Board identifies the desired skills and experience of a new nominee. The Board believes that potential directors should possess sound judgment, an understanding of the business issues affecting us, integrity and the highest personal and professional ethics. In searching for potential nominees, the Board (or the independent directors, if the nomination is for a vacant independent director position) seeks directors who have extensive relevant business, management and civic experience appropriate for assisting the Board to discharge its responsibilities. In the case of both incumbent and new directors, the Board seeks persons who can devote significant time and effort to board and committee responsibilities. In addition, when selecting new nominees for director positions, the Board seeks to develop and maintain a board that, as a whole, is strong in its collective knowledge and has a diversity of skills, background and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, industry knowledge and corporate governance.

The Board will consider recommendations made by stockholders for director nominees who meet the criteria set forth above. In order to be considered for nomination, recommendations made by stockholders must be submitted within the timeframe required to request a proposal to be included in the proxy materials. See “Additional Information – Stockholder Proposals” below.

Meetings of the Board of Directors and Committees

During the fiscal year ended December 31, 2012, the Board met four times and took action by unanimous written consent six times. During 2012, each of our directors attended all of the meetings of the Board. In addition, each director attended all of the meetings of the committees on which he served during 2012. We encourage our directors to attend our Annual Meetings of Stockholders. All of our directors were present telephonically or in person at our 2012 Annual Meeting of Stockholders. Our entire Board considers all major decisions concerning our business, including any property acquisitions. However, our Board has established committees so that certain functions can be addressed in more depth than may be possible at a full board meeting. The Board has established four standing committees: the Audit Committee, the Independent Directors Committee, the Compensation Committee and the Investment Committee.

Audit Committee

The Audit Committee selects the independent public accountants that audit our annual financial statements, reviews the plans and results of the audit engagement with the independent public accountants, approves the audit and non-audit services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. The current members of the Audit Committee are Paul Danchik and Daniel Johnson. Daniel Johnson serves as the Chairman of the Audit Committee and satisfies the SEC’s requirements of an “audit committee financial expert.” During the fiscal year ended December 31, 2012, the Audit Committee met four times. The Audit Committee has approved and re-adopted a charter, which is included as Appendix A to this Proxy Statement.

Independent Directors Committee

In order to reduce or eliminate certain potential conflicts of interest, our independent directors (i.e., the directors who are not affiliated with our Advisor) approve all transactions between the Company and our Advisor or its affiliates. See “Certain Transactions with Related Persons” below for a discussion of the transactions considered and approved by our Independent Directors Committee since the beginning of 2012. Our independent directors are authorized to retain their own legal and financial advisors at our expense and are empowered to act on any matter permitted under Maryland law provided that our independent directors first determine that the matter at issue is such that the exercise of independent judgment by our Advisor could reasonably be compromised. Any conflict-of-interest matters that cannot be delegated to a committee under Maryland law must be acted upon by both the full Board and our independent directors. The current members of the Independent Directors Committee are Daniel Johnson (Chairman) and Paul Danchik. During the fiscal year ended December 31, 2012, the Independent Directors Committee met 83 times.

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Compensation Committee

Our Compensation Committee discharges the Board’s responsibilities relating to compensation of our executive officers. The Compensation Committee administers the granting of stock options to our Advisor, selected employees of our Advisor and its directors, officers and affiliates based upon recommendations from our Advisor and sets the terms and conditions of such options in accordance with our Employee and Director Incentive Stock Plan (the “Incentive Stock Plan”), which we describe further below. Our Compensation Committee also has authority to amend the Incentive Stock Plan or create other incentive compensation and equity-based plans. The current members of the Compensation Committee are Paul Danchik (Chairman) and Daniel Johnson. The Compensation Committee met one time during the fiscal year ended December 31, 2012. The Compensation Committee has adopted a charter, which was included as Appendix A to the proxy materials relating to our 2011 Annual Meeting of Stockholders.

Investment Committee

Our Investment Committee’s basic responsibility is to review the real estate investments proposed to be made by us, including investments in real estate through joint ventures, and to confirm that the real estate investments selected by our management are consistent with the investment limitations set forth in our charter and consistent with our acquisition policies, our primary investment focus, property selection criteria and conditions to closing. Our Investment Committee currently consists of our two independent directors: Paul Danchik (Chairman) and Daniel Johnson. During the fiscal year ended December 31, 2012, the Investment Committee met four times.

Communication with Directors

We have established procedures for stockholders or other interested parties to communicate directly with our Board. Such parties can contact the Board by mail at: Chairperson of the Audit Committee of Cornerstone Core Properties REIT, Inc., 1920 Main Street, Suite 400, Irvine, CA 92614. The Chairperson of the Audit Committee will receive all communications made by this means.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics that is applicable to all members of our Board and our executive officers. The Code of Business Conduct and Ethics can be accessed through our website: www.crefunds.com. If, in the future, we amend, modify or waive a provision in the Code of Business Conduct and Ethics, we may, rather than filing a Current Report on Form 8-K, satisfy the disclosure requirement by posting such information on our website.

Executive Officers

In July 2012, Mr. Kent Eikanas was appointed as our Chief Operating Officer and, thereafter, succeeded Mr. Terry Roussel as our President on September 18, 2012. Mr. Stephen I. Robie was removed from his position of Chief Financial Officer on June 15, 2012 and replaced by Mr. Timothy C. Collins on August 1, 2012. Biographical information of Mr. Kent Eikanas and Mr. Timothy C. Collins are set forth below:

Kent Eikanas, age 43, currently serves as the Company’s President and Chief Operating Officer as well as President and Chief Operating Officer of Healthcare Real Estate Group, of Cornerstone Ventures, Inc., an affiliate of our Advisor. From 2008 to 2012, Mr. Eikanas served as Vice President of Senior Housing for Granite Investment Group (“Granite”), where he closed over $100 million in senior housing real estate refinances, dispositions and acquisitions. In addition, Mr. Eikanas managed over $700 million in senior housing assets. Mr. Eikanas was a key contributor to the launch of a skilled nursing operating company based in Dallas, Texas, while at Granite and helped the operating company grow from 14 facilities to 35 facilities. From 2003 to 2008, Mr. Eikanas was the Vice President of Acquisitions for a private real estate company and closed over $200 million in senior housing real estate. Mr. Eikanas has overseen licensing for skilled nursing facilities, assisted living facilities and memory care facilities in California, Texas, Rhode Island, Oregon and Pennsylvania. From 1999 to 2003, Mr. Eikanas worked in sales and real estate for REMAX. Mr. Eikanas graduated from California State University Sacramento with a Bachelor of Arts Degree in Psychology and a minor in Business Administration.

Timothy C. Collins, age 65, serves as the Company’s Chief Financial Officer. Since 1987, Mr. Collins has served as a principal at T.C. Collins and Associates, Inc., a real estate development strategic consulting firm, overseeing such firm’s property management of 1.1 million square feet of multi-tenant, commercial/industrial properties. Prior to founding T.C. Collins and Associates, Mr. Collins served as chief financial officer of two public companies from 1975 to 1985, and worked in public accounting as a licensed CPA from 1970 through 1975. Mr. Collins serves on the board of directors of Instamed Holdings, a medical technology company and is a volunteer member and chairman of the board of trustees of the Explore Ocean/Newport Harbor Nautical Museum. From 2003 to 2011, Mr. Collins served on the advisory board of Cornerstone Realty Fund, an affiliate of our Advisor.

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Executive Compensation

Our executive officers do not receive compensation directly from the Company for services rendered to the Company. Because our executive officers, except for Mr. Collins, are also officers of our Advisor and its affiliates, they are compensated by Advisor and its affiliates, in part, for their services to us. Mr. Collins is also compensated by Advisor for his services to us. Under the terms of the advisory agreement between our Advisor and the Company (the “Advisory Agreement”), our Advisor is responsible for providing our day-to-day management, subject to the authority of our Board. A description of the fees that we pay to our Advisor and its affiliates is found under “Certain Transactions with Related Persons” below. Pursuant to the Advisory Agreement, we reimburse the Advisor for expenses incurred on our behalf, which expenses include salary reimbursements for the portion of our executive officers’ salaries allocated to us for their services to us related to our operations.

The following table shows the summary compensation reimbursements we have made to our Advisor or its affiliates for the compensation of our executive officers allocated to us for the past three years.

Name and Principal Position	Year	Salary(1)	Bonus	Total

Terry G. Roussel	2012	$234,000	$—	$234,400
Former President and Chief Executive	2011	$214,000	$—	$214,000
Officer(2)	2010	244,000	—	244,000

Stephen I. Robie	2012	$84,000	$—	$84,000
Former Chief Financial Officer, Treasurer	2011	$84,000	$—	$84,000
and Secretary(3)	2010	—	—	—

Kent Eikanas	2012	$20,000	$—	$20,000
President and Chief Operating Officer (4)	2011	—	—	—
	2010	—	—	—

Timothy C. Collins	2012	$80,085	$—	$80,085
Chief Financial Officer, Treasurer	2011	—	—	—
	2010	—	—	—

(1)	Reimbursements for our executive officers salaries include a 7% surcharge intended to cover our allocable portion of such executive officers benefits and payroll expenses and taxes paid by our Advisor and its affiliates.
(2)	Resigned effective September 18, 2012.
(3)	Removed effective June 15, 2012.
(4)	Appointed Chief Operating Officer, effective July 31, 2012; appointed to President upon Mr. Roussel’s resignation, effective September 18, 2012. The amounts shown reflect compensation reimbursements made to our Advisor or its affiliates for Mr. Eikanas’ compensation allocated to us for services to us related to our operations from September 18, 2012, when Mr. Eikanas commenced employment with an affiliate of our Advisor, through December 31, 2012.
(5)	Appointed effective August 1, 2012. Mr. Collins reports directly to the Independent Directors of the Board. The amounts shown reflect consultation service fees and reimbursements made by our Advisor or its affiliates.

Director Compensation

As mentioned above, due to the departures of Messrs. Stedman, Fouch and Roussel from our Board, during 2012 Messrs. Danchik and Johnson recognized certain challenges facing the Company and, together with the Advisor, conducted an exhaustive review of the Company’s business and prospects, including the evaluation of strategic alternatives. During this time, the Board determined to explore selling certain underperforming industrial properties, seeking to replace them with healthcare properties. Throughout the past year, Messrs. Danchik and Johnson have met twice each week, evaluating alternatives and monitoring the Advisor’s progress with respect to this repositioning strategy. In recognition of these numerous meetings and the direct efforts of Messrs. Danchik and Johnson, the fees paid to them are higher in 2012 than it was in 2011. Messrs. Danchik and Johnson will continue to spend a significant amount of time in 2013 evaluating the Advisor’s progress and monitoring its effectiveness.

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In the event a director is also one of our executive officers, we do not pay any compensation for services rendered as a director. The amount and form of compensation payable to our independent directors for their service to us is determined by our Board, based upon information provided by our Advisor.

Name	Fees Earned or Paid in Cash
Terry Roussel (1)(2)	$—
Paul Danchik	$118,480
Daniel Johnson	$139,390
Jody Fouch (3)	$21,500
Lee Powell Stedman(4)	$—

(1)	Directors who are also our executive officers do not receive compensation for services rendered as a director.
(2)	Mr. Roussel resigned from the Board, effective September 18, 2012.
(3)	Mr. Fouch resigned from the Board, effective April 2, 2012.
(4)	Mr. Stedman resigned from the Board, effective January 5, 2012.

During the 2012 fiscal year, we paid each of our independent directors a retainer of $2,500.00 per quarter. For the 2013 fiscal year we intend to continue to pay each of our independent directors a retainer of $2,500.00 per quarter. In addition, we pay independent directors for attending board and committee meetings as follows:

•	$3,000 per regular board meeting attended in person or by teleconference. We expect to hold four regular board meetings per year.

•	$750 per special board meeting attended in person or by teleconference. The special board meeting fee will apply to any board meeting called by our executive officers that is not a regular board meeting.

•	$1,000 per committee meeting attended.

•	An additional committee chair fee of $500 per meeting for the chair of the Audit Committee.

•	An additional committee chair fee of $250 per meeting for the respective chairs of the Compensation, Investment and Independent Directors Committees.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and committees.

Employee and Director Incentive Stock Plan

We have adopted an Incentive Stock Plan which provides for the grant of awards to directors, full-time employees, and other eligible participants that provide services to us. We have no employees, and we do not intend to grant awards under the Incentive Stock Plan to persons who are not directors. Awards granted under the Incentive Stock Plan may consist of nonqualified stock options, incentive stock options, restricted stock, share appreciation rights, and distribution equivalent rights. The total number of shares of common stock reserved for issuance under the Incentive Stock Plan is equal to 10% of our outstanding shares of stock at any time. Outstanding stock options became immediately exercisable in full on the grant date, will expire ten years after their grant date, and had no intrinsic value as of December 31, 2012.

We have adopted an Incentive Stock Plan to: (i) provide incentives to individuals who are granted stock awards because of their ability to improve our operations and increase profits; (ii) encourage selected persons to accept or continue employment with us or with our Advisor or its affiliates; and (iii) increase the interest of directors in our success through their participation in the growth in value of our stock.

In connection with the registration of our follow-on public offering, which has been terminated, we have undertaken not to issue awards to our independent directors, either pursuant to the Incentive Stock Plan or any successor plan, unless we also make options available to the public on the same terms. We have no timetable for the grant of any further awards under the Incentive Stock Plan.

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Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is a current or former executive officer or employee of our company.

Equity Compensation Plan Information

The following table gives information about our common stock that may be issued upon the exercise of the options under all of our existing equity compensation plans as of December 31, 2012:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders	40,000	(1)	$8.00	See footnote (2)
Equity compensation plans not approved by security holders	—		—	—
Total	40,000	(1)	$8.00	See footnote (2)

(1)	As of December 31, 2012, we had granted to our independent directors nonqualified stock options to purchase an aggregate of 80,000 shares of common stock, at an exercise price of $8.00 per share. Of these shares, 15,000, 20,000, and 5,000 shares lapsed and were canceled on November 8, 2008, April 5, 2012, and July 2, 2012, respectively.

(2)	Our Incentive Stock Plan was approved by our security holders and provides that the total number of shares issuable under such plan is a number of shares equal to ten percent (10%) of our outstanding common stock. The maximum number of shares that may be granted under the plan with respect to “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code is 5,000,000. As of December 31, 2012, there were approximately 23,028,285 million shares of our common stock issued and outstanding.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board, which is responsible for discharging the Board’s responsibilities relating to the compensation of our directors and would be expected to act upon matters of executive compensation as necessary has reviewed and discussed the executive compensation disclosure required by Item 402(b) of Regulation S-K with management and, in reliance on these reviews and discussions, the Compensation Committee recommended to the Board, and the Board approved, the inclusion of such disclosure in this Proxy Statement.

April 9, 2013	The Compensation Committee of the Board of Directors
Paul Danchik (Chairman) and Daniel Johnson

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OWNERSHIP OF EQUITY SECURITIES

The following table sets forth information as of April 1, 2013, the Record Date, regarding the beneficial ownership of our common stock by each person known by us to own 5% or more of the outstanding shares of common stock, each of our directors, each of our named executive officers, and our directors and executive officers as a group. The percentage of beneficial ownership is calculated based on 23,028,285 shares of common stock outstanding as of the Record Date.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class

Terry G. Roussel	125	*
Stephen I. Robie	None	*
Kent Eikanas	None	*
Timothy Collins	None	*
Paul Danchik(2)	20,000	*
Daniel Johnson(2)	20,000	*
All current directors and executive officers as a group (4 persons)	40,125	*

*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group that may be exercised within 60 days following April 1, 2013, the Record Date. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. None of the securities listed are pledged as security.

(2)	Consists of shares of common stock underlying options that are immediately exercisable.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires each director, officer and individual beneficially owning more than 10% of a registered security of us to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of common stock of us with the SEC. Based solely upon our review of copies of these reports filed with the SEC and written representations furnished to us by our officers and directors, we believe that all of the persons subject to the Section 16(a) reporting requirements filed the required reports on a timely basis with respect to fiscal year 2012.

AUDIT COMMITTEE REPORT

The Audit Committee reviews our financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of our results. The Audit Committee has discussed significant accounting policies applied by us in our financial statements, as well as alternative treatments. Management of the Advisor represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

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In addition, the Audit Committee has discussed with the independent registered public accounting firm its independence from us and our management, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the accountant’s communications with the Audit Committee concerning independence. The Audit Committee also has considered whether the independent registered public accounting firm’s provision of non-audit services to us is compatible with its independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from us and our management.

The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, the evaluation of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the SEC. The Audit Committee has selected our independent registered public accounting firm. The following directors, who constitute the Audit Committee, provide the foregoing report.

April 9, 2013	The Audit Committee of the Board of Directors
Paul Danchik and Daniel Johnson (Chairman)

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Independent Registered Public Accounting Firm

Deloitte and Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”), have served as our independent registered public accounting firm since January 16, 2006 and have audited our financial statements for the years ended December 31, 2012, 2011 and 2010. Our management believes that Deloitte & Touche is knowledgeable about our operations and accounting practices and is well qualified to act as our independent auditor.

Audit and Non-Audit Fees

The following table lists the fees for services rendered by Deloitte & Touche for 2012 and 2011:

Services	2012	2011
Audit Fees (1)	$523,000	$329,000
Tax Fees (2)	55,000	49,000
Total	$578,000	$378,000

(1)	Audit fees billed in 2012 and 2011 consisted of the audit of our annual financial statements, reviews of our quarterly financial statements, consents, statutory and regulatory audits, financial accounting and reporting consultations and other services related to filings with the SEC.

(2)	Tax services billed in 2012 and 2011 consisted of tax compliance and tax planning and advice.

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and the rules and regulations of the SEC which are approved by the Audit Committee prior to the completion of the audit.

CERTAIN TRANSACTIONS WITH RELATED PERSONS

The Independent Directors Committee has reviewed the material transactions between our affiliates (including the Advisor) and the Company since the beginning of 2012 as well as any such currently proposed transactions. Set forth below is a description of such transactions.

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Our Relationships with our Advisor

Cornerstone Industrial Properties, LLC is the sole member of our Advisor, Cornerstone Realty Advisors, LLC. Cornerstone Ventures, Inc. is the managing member of Cornerstone Industrial Properties, LLC. Terry G. Roussel, our former Chairman, President and Chief Executive Officer, is a Director and the majority shareholder of Cornerstone Ventures, Inc. The fees that we will pay to our Advisor are summarized below.

Offering Stage Fees and Expenses. Reimbursements to our Advisor or its affiliates for organization and offering expenses (including bona fide due diligence expenses) were expected to be approximately 2% of gross offering proceeds from our initial public offering if we had raised the maximum offering, but could be as much as 3.5%.

•	During the fiscal year ended December 31, 2012, we did not incur any sales commissions.

•	During the year ended December 31, 2012, the Advisor and its affiliates did not incur any organizational and offering costs on our behalf.

Acquisition and Operating Stage Fees and Expenses

•	Property acquisition fees (payable to our Advisor or its affiliates) equal to 1.4% of purchase price of properties acquired.

•	Reimbursement of acquisition expenses to our Advisor and its affiliates.

•	Property management and leasing fees. If Advisor or its affiliates provides property management or leasing services with respect to any of the properties held by the Company, the Company will pay the Advisor or its affiliates a market-based fee which is no greater than what other management or leasing companies generally charge for the management or leasing of similar properties, which may include reimbursement for the costs and expenses the Advisor or its affiliates incurs in managing or leasing such properties, provided however, that in no event shall, (i) the amount of the monthly property management fee payable with respect to a property exceed 3.0% of the monthly gross revenue of such property, and (ii) the amount of the leasing fee payable with respect to a lease at a property exceed 2.5% of the rent under such lease for the initial term. Any property management fee payable to Advisor shall by paid by the Company monthly upon receipt by the Company of the written notice of the amount of the property management fee accompanied by a computation of such fee. Any leasing fee payable to the Advisor shall be paid by the Company in full upon the execution of the applicable lease following receipt of written notice by the Company of the amount of the leasing fee, accompanied by a computation of such fee.

•	Monthly asset management fees (payable to our Advisor) equal to during the period from January 1, 2012 through December 31, 2012, one-twelfth of 0.75% of the book values of our assets invested, directly or indirectly, in real estate before non-cash reserves, plus direct and indirect costs and expenses incurred by our Advisor in providing asset management services.

•	Reimbursement of operating expenses including our Advisor’s direct and indirect cost of providing administrative services.

•	During the fiscal year ended December 31, 2012 our Advisor earned approximately $600,000 in acquisition fees from us and did not incur any acquisition expenses on our behalf.

•	During the year ended December 31, 2012, our Advisor earned approximately $1.0 million in asset management fees and expenses.

•	For the year ended December 31, 2012, we reimbursed our Advisor for approximately $1.5 million of operating expenses.

•	For the year ended December 31, 2012 property management fees actually paid was $40,000.

•	For the year ended December 31, 2012, leasing fees actually paid was $1.4 million.

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Listing/Liquidation Stage Fees and Expenses:

•	Property disposition fees (payable to our Advisor or its affiliates), if our Advisor or its affiliates perform substantial services in connection with property sales, equal to an amount up to 3.0% of the price of the properties sold; provided that the total real estate commissions (including any property disposition fee payable to Advisor of its affiliates) paid to all persons with respect to any property may not exceed an amount equal to the lesser of (i) 6.0% of the aggregate contract sales price of such property or (ii) the competitive real estate commission for such property.

•	After stockholders have received cumulative distributions equal to $8 per share (less any returns of capital) plus cumulative, non-compounded annual returns on net invested capital, our Advisor will be paid a subordinated participation in net sales proceeds ranging from a low of 5% of net sales proceeds; provided that investors have earned annualized returns of 6%, to a high of 15% of net sales proceeds, if investors have earned annualized returns of 10% or more.

•	Upon termination of the Advisory Agreement, our Advisor will receive the subordinated performance fee due upon termination, payable in the form of a promissory note. This fee ranges from a low of 5% of the amount by which the sum of the appraised value of our assets minus our liabilities on the date the Advisory Agreement is terminated plus total dividends (other than stock dividends) paid prior to termination of the Advisory Agreement exceeds the amount of invested capital plus annualized returns of 6%, to a high of 15% of the amount by which the sum of the appraised value of our assets minus our liabilities plus all prior dividends (other than stock dividends) exceeds the amount of invested capital plus annualized returns of 10% or more.

•	In the event we list our stock for trading, our Advisor will receive a subordinated incentive listing fee instead of a subordinated participation in net sales proceeds. This fee ranges from a low of 5% of the amount by which the market value of our common stock plus all prior dividends (other than stock dividends) exceeds the amount of invested capital plus annualized returns of 6%, to a high of 15% of the amount by which the sum of the market value of our stock plus all prior dividends (other than stock dividends) exceeds the amount of invested capital plus annualized returns of 10% or more.

•	During the year ended December 31, 2012, our Advisor earned approximately $48,000 in property disposition fees.

•	During the year ended December 31, 2012, we did not pay any subordinated participation in net sales proceeds, subordinated termination fees due upon termination, or subordinated incentive listing fees to our Advisor or its affiliates.

Other Transactions involving Affiliates

Sherburne Commons Mortgage Loan.

On December 14, 2009, through a wholly-owned subsidiary, we made a participating first mortgage loan commitment of $8.0 million to Nantucket Acquisition LLC, a Delaware limited liability company managed by Cornerstone Ventures, Inc., an affiliate of our Advisor, in connection with Nantucket Acquisition LLC’s purchase of a 60-unit senior living community known as Sherburne Commons located on the exclusive island of Nantucket, MA (“Sherburne Commons”). We refer to this mortgage loan as the “senior loan.” At the time, the terms of the senior loan were approved by our Board, including a majority of our independent directors, not otherwise interested in the transaction, as being (i) consistent with our charter imposed limitations on mortgage loans involving affiliates of our sponsor and (ii) fair, competitive and commercially reasonable and on terms no less favorable to us than loans between unaffiliated parties under the same circumstances.  We received a loan origination fee of 1.0% upon the closing of the senior loan.

The senior loan matures on January 1, 2015, with no option to extend and bears interest at a fixed rate of 8.0% for the term of the loan.  In addition, under the terms of the senior loan, we are entitled to receive additional interest in the form of a 40% participation in the “shared appreciation” of the property, which is calculated based on the net sales proceeds if the property is sold, or the property’s appraised value, less ordinary disposition costs, if the property has not been sold by the time the senior loan matures.  Prepayment of the senior loan is not permitted without our consent and the loan is not assumable.

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Nantucket Acquisition LLC acquired Sherburne Commons, which constructed at a cost of approximately $33.0 million, for an initial price of $6.0 million plus a commitment to fund certain closing costs and working capital requirements that will bring the total transaction cost to $9.5 million over time.  In connection with the closing of the acquisition, Nantucket Acquisition LLC drew approximately $6.5 million of the proceeds from the senior loan. The remaining $1.5 million was drawn as needed during 2009 and 2010. Leasing activity at Sherburne Commons has been lower than originally anticipated resulting in operating shortfalls at the facility. During 2011, the loan balance was increased by $0.5 million to provide funds to meet Sherburne Commons’ operating shortfalls. As of October 2011, we reclassified the property as held for sale. In the first quarter of 2012, we recorded a $1.1 million impairment related to Nantucket Acquisition, LLC, as a result of receiving an offer to purchase the property.

In connection with the acquisition of the Sherburne Commons, Cornerstone Healthcare Real Estate Fund, Inc. (formerly Cornerstone Private Equity Fund, Inc.), a private real estate fund managed by affiliates of our Advisor, also made a loan commitment to Nantucket Acquisition LLC of up to $1.5 million, to be drawn as necessary, secured by a second mortgage on Sherburne Commons. We refer to this mortgage loan as the “junior loan.” We refer to our senior loan and the junior loan from Cornerstone Healthcare Real Estate Fund, Inc. collectively as the “loans.” As of December 31, 2012, the aggregate outstanding balance of the loans was $1.3 million and was fully reserved.

Other members of Nantucket Acquisition LLC affiliated with us are our Advisor, Cornerstone Ventures, Inc., Cornerstone Leveraged Realty Advisors, LLC, and Cornerstone Healthcare Real Estate Fund, Inc.  Cornerstone Ventures, Inc. is owned and controlled by Terry G. Roussel, our former President and Chief Executive Officer.  Mr. Roussel is also a director and officer of our Advisor, Cornerstone Leveraged Realty Advisors, LLC and Cornerstone Healthcare Real Estate Fund, Inc

Under Nantucket Acquisition LLC’s operating agreement, our affiliates share in the operating cash flow and “shared appreciation,” as defined above, from Sherburne Commons as follows. With respect to operating cash flow, (i) prior to the payment in full of amount due on the loans, operating cash flow will first be distributed to us and then to Cornerstone Healthcare Real Estate Fund, Inc. until the loans are paid in full, and (ii) after the loans are paid in full, remaining operating cash flow will be distributed to Cornerstone Ventures, Inc.  With respect to the shared appreciation in the property, (i) prior to the payment in full of the loans, shared appreciation is divided as follows: 40% to us, 10% to Cornerstone Healthcare Real Estate Fund, Inc., 14.03% to our Advisor, 2.63% to Cornerstone Leveraged Realty Advisors, LLC and 33.34% to Servant Healthcare Investments, LLC, an unaffiliated party, (ii) after the loans are paid in full, 50% to Cornerstone Ventures, Inc., 14.03% to our Advisor, 2.63% to Cornerstone Leveraged Realty Advisors and 33.34% to Servant Healthcare Investments, LLC.

On a quarterly basis, we evaluate the collectability of our notes receivable from related parties. Our evaluation of collectability involves judgment, estimates, and a review of the underlying collateral and borrower’s business models and future cash flows. For the years ended December 31, 2012, 2011, and 2010, we did not record any impairment on the note receivable from related party.

Leasing activity at Sherburne Commons has been lower than originally anticipated and to preserve cash flow for operating requirements, the borrower suspended interest payments to us beginning in the first quarter of 2011. Consequently, we began recognizing interest income on a cash basis commencing in the first quarter of 2011. For the years ended December 31, 2012, 2011, and 2011, interest income recognized on the note was $0, $55,000, and $628,000, respectively.

In the second quarter of 2011, the loan balance was increased by $0.3 million to provide funds to meet Sherburne Commons’ operating shortfalls. In the fourth quarter of 2011, we provided an additional $0.2 million in funding. As of October 2011, we reclassified the property as held for sale.

Nantucket Acquisition LLC is considered a variable interest entity (“VIE”) because the equity owners of Nantucket Acquisition LLC do not have sufficient equity at risk, and our mortgage loan commitment was determined to be a variable interest. Due to the suspension of interest payments by the borrower, we issued a notice of default to the borrower on June 30, 2011 and determined that we are the primary beneficiary of the VIE due to our enhanced ability to direct the activities of the VIE. The primary beneficiary of a VIE is required to consolidate the operations of the VIE. Consequently, we have consolidated the operations of the VIE as of June 30, 2011 and, accordingly, eliminated the note receivable from related party balance in consolidation.

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Healthcare Properties. On June 11, 2012, we formed Cornerstone Healthcare Partners LLC (“CHP LLC”), a Delaware limited liability company, to purchase healthcare related properties. As of December 31, 2012, we owned approximately 95% of CHP LLC while Cornerstone Healthcare Real Estate Fund, Inc., an affiliate of our Advisor, owned approximately 5%. During the second half of 2012, we acquired, through CHP LLC, the five healthcare properties described below. Because CHP LLC’s equity holders have voting rights disproportionate to their economic interests in the entity, CHP LLC is considered to be a VIE. We have a controlling financial interest in CHP LLC because we have the power to direct the activities of the VIE that most significantly impact its economic performance and we have the obligation to absorb the VIE’s losses and the right to receive benefits from the VIE. Consequently, we are deemed to be the primary beneficiary of the VIE and, therefore, have consolidated the operations of the VIE beginning in the third quarter of 2012. Assets of the VIE may only be used to settle obligations of the VIE and creditors of the VIE have no recourse to the general credit of the Company.

Portland, Oregon Properties (Sheridan and Fernhill)

On August 3, 2012, through CHP LLC, we acquired two skilled nursing facilities located in the Portland, Oregon metropolitan area for a purchase price of $8.6 million. 411 SE Sheridan Road (“Sheridan”), located approximately fifty miles southwest of Portland in Sheridan, Oregon, is a 51-bed intermediate care facility with a current occupancy of approximately 81%. This 13,912 square foot single-story facility was constructed in multiple phases between 1960 and 1970. 5737 NE 37th Avenue (“Fernhill”), located in Portland, Oregon, is a 13,344 square foot, originally constructed to be a 51-bed facility with current occupancy of approximately 72%. This facility was built in 1960 and has obtained approval to expand to 63 beds. The operator of the Sheridan and Fernhill properties has served in such capacity since 2005, has over twenty years of experience operating skilled nursing facilities in the Pacific Northwest and is operating the properties under new long-term, triple-net leases.

Medford, Oregon

On September 14, 2012, through CHP LLC, we acquired Farmington Square Medford, a memory care facility with 52 units and 71 licensed beds in Medford, Oregon (“Medford”), for a purchase price of $8.5 million. The facility, consisting of four separate wood-framed, single-story buildings totaling 32,557 square feet, was constructed in phases between 1990 and 1997 and currently operates at approximately 90% occupancy. The operator of the Medford property has served in that capacity since 1991, has over twenty years of experience operating senior-living facilities in the Pacific Northwest and is operating the facility under a new long-term, triple-net lease.

Galveston, Texas

On September 14, 2012, through CHP LLC, we acquired Friendship Haven Healthcare and Rehabilitation Center, a skilled-nursing facility with 150 licensed beds located in Galveston County, Texas (“Galveston”), for a purchase price of $15.0 million. The facility, a single-story, 53,826 square foot wood-frame building, was constructed in 1997 and currently operates at 90% occupancy. The manager of the Galveston property has served in that capacity since February 2012, has over twenty years of experience operating senior-living facilities in Texas and Louisiana and is operating the Galveston facility under a new long-term, triple-net lease.

Tigard, Oregon

On December 21, 2012, through CHP LLC, we acquired, through the exercise of an option that was assigned to us by Pacific Gardens Real Estate LLC, the Pacific Health & Rehabilitation skilled-nursing facility (“Pacific”) located in Tigard, Oregon for $8.1 million. Pacific, located at 14145 SW 105th Street, Tigard, Oregon has an operational capacity of 78 beds. Pacific is being leased to the current operator pursuant to a long-term triple-net lease.

Our Policy regarding Transactions with Affiliates

Our charter requires our Independent Directors Committee to review and approve all transactions involving our affiliates and us. Prior to entering into a transaction with an affiliate that is not covered by our Advisory Agreement with our Advisor, a majority of the Independent Directors Committee must conclude that the transaction is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. Furthermore, our Independent Directors Committee must review at least annually our fees and expenses to determine that the expenses incurred are reasonable in light of our investment performance, our net asset value, our net income and the fees and expenses of other comparable unaffiliated REITs. In addition, our Code of Business Conduct and Ethics sets forth examples of types of transactions with related parties that would create conflicts of interest between the interests of our stockholders and the private interests of the parties involved in such transactions. Our directors and officers are required to take all reasonable action to avoid such conflicts of interest or the appearance of conflicts of interest. If a conflict of interest becomes unavoidable, our directors and officers are required to report the conflict to a designated ethics contact, which, depending on the circumstances of the transaction, would be either our Chief Executive Officer, Chief Financial Officer, or the Chairman of our Audit Committee. The appropriate ethics contact is then responsible for working with the reporting director or officer to monitor and resolve the conflict of interest in accordance with our Code of Business Conduct and Ethics.

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ADDITIONAL INFORMATION

Stockholder Proposals

Any stockholder proposals for inclusion in our proxy materials for our 2014 Annual Meeting of Stockholders must be received by our Corporate Secretary, Cornerstone Core Properties REIT, Inc., 1920 Main Street, Suite 400, Irvine, California 92614, no later than December 10, 2013.

In addition, nominations by stockholders of candidates for director or proposals of other business by stockholders must be submitted in accordance with our Company’s Bylaws. Our Bylaws currently provide that, in order for a stockholder to bring any business or nominations before the Annual Meeting of Stockholders, certain conditions set forth in Section 2.2 of our Bylaws, including delivery of notice of such proposal to our Corporate Secretary at the address above no earlier than November 10, 2013 and no later than December 10, 2013. Our Corporate Secretary will provide a copy of our Bylaws to any stockholder of the Company upon written request and without charge.

We have adopted a process for stockholders to send communications to our Board. A description of the manner in which stockholders can send such communications appears above under “Communication with Directors.”

OTHER MATTERS

We are not aware of any other matter to be presented for action at the Annual Meeting other than those identified in the Notice of Annual Meeting of Stockholders and referred to in this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS,

Kent Eikanas
President and Chief Operating Officer

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CORNERSTONE CORE PROPERTIES REIT, INC.
ANNUAL MEETING OF SHAREHOLDERS—MAY 16, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Cornerstone Core Properties REIT, Inc., a Maryland corporation (the “Company”), hereby appoints Timothy C. Collins and Arto Nuutinen, and each of them, the proxies of the undersigned with full power of substitution to vote at the Annual Meeting of Stockholders of the Company to be held at 1920 Main Street, Suite 400, Irvine, California on May 16, 2013, and at any adjournment or adjournments thereof, with all the power which the undersigned would have if personally present, hereby revoking any proxy heretofore given. The undersigned hereby acknowledges receipt of the proxy statement for the meeting and instructs the proxies to vote as directed on the reverse side.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

THERE ARE THREE WAYS TO VOTE YOUR PROXY

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL

On a touch tone telephone, call TOLL FREE 1-800-337-3503, 24 hours a day, 7 days a week. Have this proxy card ready, then follow the recorded instructions. Available until 5:00 p.m. Eastern Daylight Time on May 15, 2013.	Visit the Internet voting Web site at http://www.proxy-direct.com. Have this proxy card ready and follow the instructions on your screen. Available until 5:00 p.m. Eastern Daylight Time on May 15, 2013.	Simply mark, sign and date your proxy card and return it in the postage-paid envelope. If you are voting by telephone or the Internet, please do not mail your proxy card.

The votes entitled to be cast by the stockholder will be cast as directed by the stockholder. If this proxy is executed but no direction is given, the votes entitled to be cast by the stockholder will be cast “FOR” all nominees listed in Proposal 1 and in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote “FOR” for all nominees listed in Proposal 1.

☒   Please mark votes as in this example.

1.	Election of Directors.

	Nominees:	01. Paul Danchik 02. Daniel Johnson	FOR all nominees listed	FOR all nominees listed EXCEPT those whose 2-digit numbers corresponding to each nominee are written in the space provided	WITHHOLD AUTHORITY for all nominees listed
			☐	☐	☐

Instructions:
To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, trustee or guardian, please give your full title.

Date: , 2013
Signature

Date: , 2013
Signature if held jointly

Required only if notice has been given to the Corporate Secretary of the Company that the signature of a single joint tenant or tenant-in-common owner is not sufficient to bind all owners.

APPENDIX A

Audit Committee Charter

(see attached)

EXHIBIT A

CORNERSTONE CORE PROPERTIES REIT, INC.

CHARTER FOR THE

AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

Organization

This Charter governs the operations of the Audit Committee of Cornerstone Core Properties REIT, Inc., a Maryland corporation (the “Company”).  The Audit Committee shall review and reassess the Charter at least annually.  The members of the Audit Committee shall be appointed by the Board of Directors and shall serve at the pleasure of the Board of Directors for such term or terms as the Board of Directors shall determine.  The Audit Committee shall consist of at least three Directors, each of whom the Board of Directors has determined has no material relationship with the Company and each of whom is otherwise “independent” under the provisions of the NASAA Statement of Policy Regarding Real Estate Investment Trusts and the criteria set forth in Section 10A(m)(3) of the Securities Exchange Act of 1934.  At any meeting of the Audit Committee, a majority of the total number of members of the Audit Committee shall constitute a quorum.  The Board of Directors shall also determine that each Audit Committee member is “financially literate,” and that at least one member of the Audit Committee has “accounting or related financial management expertise,” as such qualifications are interpreted by the Board of Directors in its business judgment, and whether any member of the Audit Committee is an “audit committee financial expert,” as defined by the rules of the Securities and Exchange Commission (the “SEC”).  If the Board of Directors has determined that a member of the Audit Committee is an audit committee financial expert, it may presume that such member has accounting or related financial management expertise.

Statement of Purpose

The purpose of the Audit Committee is to assist the Board of Directors by providing oversight of: (i) the Company’s accounting and financial reporting processes, (ii) the integrity of the Company’s financial statements, (iii) the qualifications, performance and independence of the independent auditors, (iv) the annual independent audit of the Company’s financial statements, and (iv) the Company’s compliance with legal and regulatory requirements.  In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the committee, independent auditors, and management of the Company.

The Audit Committee shall prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

Resources and Authority

The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities.  The Audit Committee is empowered to investigate any matter brought to its attention within the scope of its responsibilities with full access to all books, records, facilities, and personnel of the Company and has the authority, without seeking approval of the Board of Directors or management, to select, retain, terminate, and approve the fees and other retention terms of outside counsel, or other experts for this purpose at the expense of the Company.

Responsibilities and Processes

The primary responsibility of the Audit Committee is to oversee the Company’s accounting and financial reporting processes on behalf of the Board of Directors and report the results of its activities to the Board of Directors.  Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the effectiveness of internal control over financial reporting. The independent auditors are responsible for planning and carrying out a proper audit of the Company’s annual financial statements, and reviewing the Company’s quarterly financial statements prior to the filing of each quarterly report of Form 10-Q.  The Audit Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting and sound business risk practices and ethical behavior.  It is not the duty of the Audit Committee to plan or conduct the audits or to determine that the Company’s financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles.

The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities.  The processes are set forth as a guide with the understanding that the Audit Committee may supplement them as appropriate and they should remain flexible in order to best react to growth, changing conditions and circumstances.

(1)	The Audit Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Audit Committee and the Board of Directors, as representatives of the Company’s stockholders. The Audit Committee shall have the sole ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. Further, the Audit Committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations and will provide sufficient opportunity for the independent auditors to meet privately with the members of the Audit Committee.

(2)	The Audit Committee shall pre-approve all auditing services, internal control-related services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exception for non-audit services that are approved by the Audit Committee prior to completion of the audit. The Audit Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting.

(3)	The Audit Committee shall discuss with the independent auditors the overall scope and plans for their respective audits. Such discussion should include inquiry as to the “peer review” processes of the audit firm and any disciplinary action, litigation or other matters which would affect the auditor’s ability to issue their opinion. The Audit Committee shall obtain from the independent auditor a formal written statement delineating all relationships between the independent auditor and the Company, and shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor.

(4)	The Audit Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Audit Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards. The chairperson of the Audit Committee may represent the entire Audit Committee for the purposes of this review.

(5)	The Audit Committee shall discuss with management, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs, including the Company’s Code of Conduct. The Audit Committee shall discuss with management and the auditors the three, four, or five “critical accounting policies” that have the greatest effect on the Company’s financial posture and review the activity in the Company’s reserves and other areas of the financial statements with management and the auditors.

(6)	The Audit Committee shall review significant events, transactions, reports or inquiries received from regulators or governmental agencies for their impact on the financial statements. The Audit Committee shall review with management applicable industry developments and the Company’s competitive position and strategy.

(7)	The Audit Committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K), as well as the auditor’s judgment about the quality, not just acceptability, of the Company’s accounting principles as applied in its financial reporting, and recommend to the Board of Directors whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K. The review shall also include the reasonableness of significant judgments made in the preparation of the financial statements, as well as the clarity of financial statement disclosures. In addition, the Audit Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.

(8)	The Audit Committee shall review with management and the independent auditors the management letter provided by the auditors, especially comments which require recommended changes or improvements in the Company’s accounting and reporting procedures or internal controls, and the Company’s response to that letter.

(9)	The Audit Committee shall review disclosures made by the Company’s chief executive officer and chief financial officer during their certification process for the Company’s reports on Form 10-Q and Form 10-K about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

(10)	The Audit Committee shall develop a meeting planner to make sure that the Audit Committee meets its responsibilities outlined in this Charter.

(11)	The Audit Committee shall annually obtain written representations from management regarding its responsibility for the integrity of the internal control and financial reporting systems and processes, and its beliefs about the quality of controls and financial reports.

Structure and Meetings

The Audit Committee shall designate one member as its chairperson.  The Audit Committee shall meet at least once every fiscal quarter, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements, as applicable.  The Audit Committee should meet separately periodically with management and the independent auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.